     As filed with the Securities and Exchange Commission on March 25, 1994

                                                       Registration No. 33-71030

- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           _________________________

                                 AMENDMENT NO.1
                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           _________________________
                             BELL INDUSTRIES, INC.

                     Delaware                       95-2039211
             (State of Incorporation) (I.R.S. Employer Identification Number)

                          11812 SAN VICENTE BOULEVARD
                      LOS ANGELES, CALIFORNIA  90049-5069
                                 (310) 826-2355
                           _________________________
                                TRACY A. EDWARDS
                             BELL INDUSTRIES, INC.
                          11812 SAN VICENTE BOULEVARD
                      LOS ANGELES, CALIFORNIA  90049-5069
                                 (310) 826-2355
                              (Agent for service)
                           _________________________
           It is requested that copies of communications be sent to:

                               JOHN J. COST, ESQ.
                                IRELL & MANELLA
                       333 SOUTH HOPE STREET, SUITE 3300
                         LOS ANGELES, CALIFORNIA  90071
                                 (213) 620-1555
                           _________________________
         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                                   PROSPECTUS

                             BELL INDUSTRIES, INC.

                                  COMMON STOCK
                                ($.25 PAR VALUE)

                                 187,200 SHARES

                            AND WARRANTS TO PURCHASE

                                 187,200 SHARES

                                OF COMMON STOCK

                                 ______________

         This Prospectus relates to 187,200 shares of common stock, par value $0.25 per share (the "Common Stock"), and warrants to Purchase 187,200 shares of Common Stock (the "Warrants") of Bell Industries, Inc. (the "Company"), which may be offered from time to time by one or all of the selling stockholders named herein (the "Selling Stockholders"). The Company will receive no part of the proceeds of such sales. The Company has agreed to pay certain costs and expenses incurred in connection with the registration of the shares of Common Stock and Warrants offered hereby, except that the Selling Stockholders shall be responsible for all selling commissions, transfer taxes and related charges in connection with the offer and sale of such shares and Warrants. See "Plan of Distribution."

         The Selling Stockholders may sell all or a portion of the shares of Common Stock offered hereby from time to time on the New York Stock Exchange (the "NYSE") or the Pacific Stock Exchange (the "PSE") at prevailing prices at the time of such sales on the relevant exchange, at prices related to such prevailing prices or at negotiated prices. The Warrants are not listed on any securities exchange and it is not anticipated that the Warrants will be so listed. The Selling Stockholders may sell all or a portion of the Warrants and/or the shares offered hereby in private transactions or in the over-the-counter market at prices related to the prevailing prices of the shares on the NYSE or PSE at the time of the sale. The Selling Stockholders may effect such transactions by selling to or through one or more broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders. The Selling Stockholders and any broker-dealers that participate in the distribution may under certain circumstances be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by such broker-dealers and any profits realized on the resale of shares or Warrants by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Company and the Selling Stockholders may agree to indemnify such broker-dealers against certain liabilities, including liabilities under the Securities Act.
In addition, the Company has agreed to indemnify the Selling Stockholders and any underwriter with respect to the shares of Common Stock and the Warrants offered hereby against certain liabilities, including, without limitation, certain liabilities under the Securities Act, or, if such indemnity is unavailable, to contribute toward amounts required to be paid in respect of such liabilities. See "Plan of Distribution." To the extent required, the specified shares to be sold, the public offering price, the names of any such broker-dealers, and any applicable commission or discount with respect to any particular offer will be set forth in a prospectus supplement. See "Plan of Distribution."

         The Common Stock of the Company is traded on the NYSE and the PSE. On March 23, 1994, the closing sale price of the Company's Common Stock on the NYSE was $16.625 per share.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 The date of this Prospectus is March 25, 1994.

                               TABLE OF CONTENTS

                                                                                  PAGE
AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

DOCUMENTS INCORPORATED BY REFERENCE . . . . . . . . . . . . . . . . . . . . . . .  4

THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

SELLING STOCKHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

DESCRIPTION OF COMMON STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

DESCRIPTION OF WARRANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9




         NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE SELLING STOCKHOLDERS OR ANY UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH SOLICITATION.


                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Seven World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 W. Madison Street, 14th Floor, Chicago, Illinois 60661. Copies may be obtained at the prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The Company's common stock, par value $.25 per share, is listed on the New York Stock Exchange and the Pacific Stock Exchange and reports, proxy statements and other information regarding the Company can be inspected at the offices of such exchanges.

         The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act, with respect to the shares of Common Stock and Warrants offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the shares of Common Stock and Warrants offered hereby, reference is hereby made to the Registration Statement, including the exhibits filed or incorporated as a part thereof. Statements contained herein concerning the provisions of any document are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by reference to the copy of the applicable documents filed with the Commission.

                      DOCUMENTS INCORPORATED BY REFERENCE

         The following documents heretofore filed by the Company under the Exchange Act with the Commission are incorporated herein by reference: (1) the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1993;
(2) the Company's Proxy Statement dated September 20, 1993 relating to its 1993 Annual Meeting of Shareholders; (3) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1993; (4) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1993; (5) the Company's Current Report on Form 8-K dated January 12, 1994; and (6) the description of the Company's Common Stock as set forth in the registration statement filed by the Company on Form 8-A pursuant to Section 12(g) of the Exchange Act, and any amendments or reports thereto filed with the Commission for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the shares of Common Stock and Warrants made hereby shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of filing of such documents, except as to any portion of any future Annual or Quarterly Report to the Company's Shareholders that is not deemed to be filed under said provisions. Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide, without charge, to each person to whom a copy of this Prospectus has been delivered, on the request of such person, a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus, other than exhibits thereto. Written or oral requests for such copies should be directed to Bell Industries, Inc. at 11812 San Vicente Boulevard, Los Angeles, California 90049-5069, Attention: Chief Financial Officer. The telephone number is (310) 826-2355.

                                  THE COMPANY

         The Company is primarily a national distributor of electronic components. The Company also distributes graphic arts and recreational-related products.

         The Electronics Group (77% of 1993 sales) includes one of the nation's largest electronic components distributors. The group sells semiconductors; passive and electromechanical components; connectors; and personal computers, software and related accessories. The group also manufactures high-precision, close-tolerance products for the computer and aerospace markets. The Graphic Arts Group (15% of 1993 sales) distributes electronic imaging equipment, film, plates, chemicals, and related supplies throughout California and Southern Nevada to the advertising and printing industries. After-market products for the recreational vehicle, mobile home, motorcycle, snowmobile, and marine industries are distributed by the Recreational Products Group (8% of 1993 sales).

         The Company, established in 1952, presently employs approximately 1,300 persons. The Company's common stock is traded on the New York and Pacific Stock Exchanges (ticker symbol-B1). The Company's executive offices are located at 11812 San Vicente Boulevard, Los Angeles, California 90049-5069. The Company's telephone number is (310) 826-2355.

                                USE OF PROCEEDS

         The Company will not receive any of the proceeds from the sale of the shares of Common Stock offered hereby.

                              SELLING STOCKHOLDERS

         The following table sets forth certain information with respect to the Selling Stockholders. The Selling Stockholders named below may sell the shares of Common Stock and the Warrants offered hereby from time to time and may choose to sell less than all or none of such shares or Warrants. The Warrants were issued in September 1993 to the then-holders of the Company's 9.70% Senior Notes in connection with certain amendments to the note agreement covering such Senior Notes.

                                      BENEFICIAL OWNERSHIP                              BENEFICIAL
                                       PRIOR TO OFFERING                                OWNERSHIP
                                                                                      AFTER OFFERING

                                                                 NUMBER OF SHARES
                                                                   AND WARRANTS
                                    NUMBER OF                       COVERED BY          NUMBER OF
  NAME                               WARRANTS        PERCENT     THIS PROSPECTUS         WARRANTS
  CONNECTICUT GENERAL LIFE
  INSURANCE COMPANY                   26,208          14.0            26,208                0

  INSURANCE COMPANY OF NORTH
  AMERICA                             11,232           6.0            11,232                0

  THE NORTHWESTERN MUTUAL LIFE
  INSURANCE COMPANY                   56,160          30.0            56,160                0

  ROYAL MACCABEES LIFE
  INSURANCE COMPANY                   11,232           6.0            11,232                0

  PROVIDENT MUTUAL LIFE
  INSURANCE COMPANY OF
  PHILADELPHIA                        11,232           6.0            11,232                0

  PAN-AMERICAN LIFE INSURANCE
  COMPANY                              9,360           5.0             9,360                0

  SOUTHERN FARM BUREAU LIFE
  INSURANCE COMPANY                    7,488           4.0             7,488                0

  THE UNION CENTRAL LIFE
  INSURANCE COMPANY                   11,232           6.0            11,232                0

  UNITED COMPANIES LIFE
  INSURANCE COMPANY                    5,616           3.0             5,616                0

  NATIONAL LIFE INSURANCE
  COMPANY                             18,720          10.0            18,720                0

  WASHINGTON NATIONAL INSURANCE
  COMPANY                              7,488           4.0             7,488                0

  INTEGON LIFE INSURANCE
  CORPORATION                         11,232           6.0            11,232                0

                              PLAN OF DISTRIBUTION

     The sale of all or a portion of the shares of Common Stock offered hereby by the Selling Stockholders may be effected from time to time on the NYSE or PSE at prevailing prices at the time of such sales, at prices related to such prevailing prices or at negotiated prices. The Warrants are not listed on any securities exchange and it is not anticipated that the Warrants will be so listed. The Selling Stockholders may sell all or a portion of the Warrants and/or the shares offered hereby in private transactions or in the over-the-counter market at prices related to the prevailing prices of the shares on the NYSE or PSE at the time of the sale. The Selling Stockholders may effect such transactions by selling to or through one or more broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders. The Selling Stockholders and any broker-dealers that participate in the distribution may under certain circumstances be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by such broker-dealers and any profits realized on the resale of shares by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Company and the Selling Stockholders may agree to indemnify such broker-dealers against certain liabilities, including liabilities under the Securities Act. In addition, the Company has agreed to indemnify the Selling Stockholders and any underwriter with respect to the shares of Common Stock and the Warrants offered hereby against certain liabilities, including, without limitation, certain liabilities under the Securities Act, or, if such indemnity is unavailable, to contribute toward amounts required to be paid in respect of such liabilities.

     To the extent required under the Securities Act, a supplemental prospectus will be filed, disclosing (a) the name of any such broker- dealers, (b) the number of shares or Warrants involved, (c) the price at which such shares or Warrants are to be sold, (d) the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, (e) that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented, and (f) other facts material to the transaction.

     There is no assurance that any of the Selling Stockholders will sell any or all of the shares of Common Stock or the Warrants offered hereby.

     The Company has agreed to pay certain costs and expenses incurred in connection with the registration of the shares of Common Stock and the Warrants offered hereby, except that the Selling Stockholders shall be responsible for all selling commissions, transfer taxes and related charges in connection with the offer and sale of such shares and Warrants.

     The Company has agreed to keep the registration statement relating to the offering and sale by the Selling Stockholders of the shares of Common Stock and the Warrants continuously effective until the earlier to occur of (i) February 1, 2001 and (ii) such earlier date as such shares of Common Stock and Warrants may be resold without registration under the provisions of the Securities Act.

                          DESCRIPTION OF COMMON STOCK

     Holders of shares of Common Stock are entitled to one vote per share on all matters to be voted on by shareholders, except that holders are entitled to cumulate their votes in the election of directors upon the giving of notice by any shareholder to the Company prior to the election. Holders of Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors, in its discretion, from funds legally available therefor and subject to the prior dividend rights of holders of any shares of preferred stock which may be outstanding. Upon liquidation or dissolution of the Company, subject to prior liquidation rights of holders of preferred stock, if any, holders of Common Stock are entitled to receive all assets remaining available after payment of liabilities. Holders of shares of Common Stock have no preemptive rights and are not liable for further calls or assessments.

     As authorized by the Delaware General Corporation Law ("DGCL"), the Company's Certificate of Incorporation (the "Charter") provides that the Company shall indemnify its officers and directors to the fullest extent permitted by the DGCL. In addition, as authorized by the DGCL, the Company's Charter provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases of (iv) for any transaction from which the director derives an improper personal benefit. The effect of this provision in the Company's Charter is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for his or her breach of fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in situations described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of director's duty of care. In addition, the Charter provides that no amendment to the Charter shall have any effect with respect to the liability of any director for breaches or alleged breaches of fiduciary duty as a director occurring prior to such amendment. In addition, the Company has entered into indemnity agreements with all directors and executive officers. These agreements provide for indemnification of directors and executive officers in cases where indemnification might not otherwise have been available.


     The Company maintains insurance policies under which directors and officers are insured, within the limits and subject to the limitations of the policies, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been directors or officers of the Company.

                            DESCRIPTION OF WARRANTS

     The Warrants have been issued in fully registered form pursuant to a Warrant Agreement dated as of September 15, 1993 (the "Warrant Agreement") between the Company and the Selling Stockholders. The Company issued a total of 187,200 Warrants pursuant to the Warrant Agreement.

     The following is a brief statement of certain provisions of the Warrants and the Warrant Agreement. The statements under this caption relating to the Warrants and the Warrant Agreement are summaries and do not purport to be complete. Such summaries make use of certain terms defined in the Warrant Agreement and are qualified in their entirety by express reference to the Warrants and the Warrant Agreement and the cited provisions thereof. Anyone who receives this Prospectus may obtain a copy of a Warrant and the Warrant Agreement without charge by writing to the Chief Financial Officer, Bell Industries, Inc., 11812 San Vicente Boulevard, Los Angeles, California 90049-5069.

Shares Purchasable

     Each Warrant entitles the registered holder to purchase one share of the Company's Common Stock, subject to adjustment as described below. Holders of Warrants, as such, do not have any voting or other rights as stockholders of the Company.

Exercise Period and Price

     The Warrants will be exercisable at the Initial Exercise Price of $13.05 per share (unless adjusted as described below) during the period beginning on September 15, 1993 and ending at 5:00 p.m., Eastern Standard Time, on February 1, 2001. The Warrants may be exercised in whole or in part by the payment of the Warrant exercise price in cash, by certified or bank check or by wire transfer of immediately available funds. In addition, 9.70% Senior Notes of the Company may be applied to payment of the Warrant exercise price. Notes surrendered in payment of the exercise price of Warrants will be valued at 100% of their aggregate principal amount, plus accrued interest.

Adjustments

     The price payable and the number of shares purchasable upon exercise of each Warrant are required to be adjusted in certain events such as stock dividends, splits, combinations, certain other distributions to all stockholders, and certain issuances of Common Stock or rights, options or warrants to purchase Common Stock or securities convertible or exchangeable into Common Stock at a price per share lower than the greater of (i) the exercise price of the Warrant and (ii) the Market Price of the shares.

Reorganizations

     In the event the Company merges or consolidates with or into any other corporation, or sells or otherwise transfers its property, assets and business substantially as an entirety to a successor corporation or another form of entity, there shall thereafter be deliverable upon any exercise of a Warrant the number of shares of stock or other securities or property (including cash) to which a holder of the number of shares of Common Stock which would otherwise have been deliverable upon the exercise of such Warrant would have been entitled upon such merger, consolidation, sale or transfer, if such Warrant had been exercised in full immediately prior thereto.

Transfer

     The Warrants may be exercised, exchanged or transferred by the registered holder without service charge at the Corporate offices of the Company.

                                 LEGAL MATTERS

     The validity of the securities offered hereby will be passed upon for the Company by the law firm of Irell & Manella, Los Angeles, California. Mr. John
J. Cost, a director of the Company, is a partner of Irell & Manella.

                                    EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1993, have been so incorporated in reliance upon the report of Price Waterhouse, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses to be paid by the Company in connection with the distribution of securities being registered, are estimated as follows:


       Commission Fee  . . . . . . . . . . . . . . . . . . . . . . . . . .    $ 1,178.08

       Accounting Fees and Expenses  . . . . . . . . . . . . . . . . . . .    $ 1,000.00

       Legal Fees and Expenses . . . . . . . . . . . . . . . . . . . . . .    $12,000.00

       Miscellaneous Expenses  . . . . . . . . . . . . . . . . . . . . . .    $ 1,000.00
                                                                              ----------

               Total . . . . . . . . . . . . . . . . . . . . . . . . . . .    $15,178.08
                                                                              ==========



     In addition, the Selling Stockholders will be responsible for all selling commissions, transfer taxes and related charges in connection with the offer and sale of the shares of Common Stock and Warrants offered hereby.


ITEM 15.      INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As authorized by the Delaware General Corporation Law ("DGCL"), the Company's Certificate of Incorporation (the "Charter") provides that the Company shall indemnify its officers and directors to the fullest extent permitted by the DGCL. In addition, as authorized by the DGCL, the Company's Charter provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases of (iv) for any transaction from which the director derives an improper personal benefit. The effect of this provision in the Company's Charter is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for his or her breach of fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in situations described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of director's duty of care. In addition, the Charter provides that no amendment to the Charter shall have any effect with respect to the liability of any director for breaches or alleged breaches of fiduciary duty as a director occurring prior to such amendment. In addition, the Company has entered into indemnity agreements with all directors and executive officers. These agreements provide for indemnification of directors and executive officers in cases where indemnification might not otherwise have been available.

     The Company maintains insurance policies under which directors and officers are insured, within the limits and subject to the limitations of the policies, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been directors or officers of the Company.

ITEM 16.      EXHIBITS


              EXHIBIT
              NUMBER                DESCRIPTION
              ------                -----------
              4.1                   Form of Common Stock Certificate (1)
              4.2                   Bell Industries, Inc. Warrant Agreement dated as of
                                       September 15, 1993, including form of Warrant certificate (2)
              5.1                   Legal Opinion of Irell & Manella
              23.1                  Independent Accountants' Consent
              23.2                  Consent of Irell & Manella (included in legal opinion filed as Exhibit 5.1)
              24.1                  Power of Attorney (3)
              24.2                  Power of Attorney


_________________________________

         (1) Incorporated by reference to Exhibit 5 to Amendment No. 1 to Registrant's Form 8-B filed January 15, 1980.

         (2) Incorporated by reference to Exhibit 4(e) to Registrant's Form 10-K for its 1993 Fiscal Year.

         (3)     Previously filed.

ITEM 17.         UNDERTAKINGS

(a)           The undersigned registrant hereby undertakes:

              (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                               provided, however, that paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Act of
              1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 24th day of March, 1994.


                                           BELL INDUSTRIES, INC.
                                           a Delaware corporation



                                           By:  /s/  JOHN J. COST
                                               ------------------------
                                                     John J. Cost
                                                     Secretary

              Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                              Title                         Date
- ---------                              -----                         ----

/s/ Theodore Williams*     Chairman of the Board of Directors,    March 24, 1994
- ----------------------     Chief Executive Officer and President
Theodore Williams          (Principal Executive Officer of the
                           Registrant)



/s/ Tracy A. Edwards*      Vice President and Chief Financial     March 24, 1994
- ----------------------     Officer (Principal Financial and
Tracy A. Edwards           Accounting Officer of the Registrant)



/s/ John J. Cost
- ----------------------     Director and Secretary                 March 24, 1994
John J. Cost




- ----------------------     Director                               March __, 1994
Anthony L. Craig



/s/ Bruce M. Jaffe*        Director, Executive Vice President     March 24, 1994
- ----------------------     and Chief Operating Officer
Bruce M. Jaffe



/s/ Charles S. Troy*       Director                               March 24, 1994
- ----------------------
Charles S. Troy




- ----------------------     Director                               March __, 1994
Gordon M. Graham




- ----------------------     Director                               March __, 1994
Milton Rosenberg



*By: /s/ John J. Cost                                             March 24, 1994
     -----------------
     John J. Cost
     Attorney-in-Fact


                                 EXHIBIT INDEX
                                 -------------


EXHIBIT
NUMBER       DESCRIPTION
- ------       -----------
 5.1         Legal Opinion of Irell & Manella
23.1         Independent Accountants' Consent
24.2         Power of Attorney
